Exhibit 10.8

SERVICE AGREEMENT

This Service Agreement (the “Agreement”) is made on 6th of December 2021.

BETWEEN:-

(1)	AUSTRALIA MARINE SERVICES PTY LTD, incorporated and registered in

Australia whose registered office is at A.M.S Marine Hub, Unit 3/220 Star Street, Welsh Pool, WA 6106, Australia (hereinafter referred to as “Client”)

(2)	REPUBLIC POWER PTE l TD (UEN No. [*]), a company incorporated in Singapore, having its registered address at 158 Kallang Way #06-08 Performance Building Singapore (349245) (hereinafter referred to as “Service Provider”)

(hereinafter collectively referred to as “Parties” and individually referred to as “Party’’.) IT IS HEREBY AGREED AS FOLLOWS

Commencement and Duration

1.	The Services Agreement commences on 16th December 2021 and will expires upon completion of the Scope of Work.

Scope of Services

2.	The Service Provider shall provide the client with the Scope of Work described in Schedule 1.

Fees

3.	The Client will pay to the Service Provider in consideration of the provision of the Scope of Work, a one-time development fee of SGD $ 3,000,000.00 payable upon the milestone described in Schedule 2.

4.	The above charges exclude GST. Intellectual Property

5.	All Intellectual Property or proprietary rights of any nature whatsoever, including without limitation, source code, copyrights, trade or service marks, trade names, brand names, patents, patent applications, trade secrets made, developed, conceived, reduced to practice, fixed in any tangible medium of expression, or created independently by Service Provider, without any contribution from the Client will be the sole and exclusive property of the Service Provider. The Service Provider hereby grants the Client the right to use the Service Provider’s intellectual property in accordance to the Fees (“License Fee”) in Schedule 2.

6.	All intellectual property or proprietary rights of any nature whatsoever, including without limitation, copyrights, trade or service marks, trade names, brand names, patents, patent applications, trade secrets, made, developed, conceived, reduced to practice, fixed in any tangible medium of expression or created out of or otherwise in connection with this Agreement hereunder, in relation to the business of the Client, produced by or as a result of this Agreement, shall be the sole and exclusive property of the Client.

7.	The Service Provider hereby grants the Client the first right of refusal to purchase the source code used in the development of the Scope of Work (NOT Including Platform analytics and Al algorithms) within 24 months from the date of this Agreement. In the event that the Client wishes to exercise its first right of refusal, the Client shall:

a.	pay the Service Provider a one time takeover fee of SGD $ 3,000,000; and

b.	appoints the Service Provider as the Client’s Collaboration Technology partner subject to terms and conditions to be mutually agreed.

Termination

8.	The Client shall be entitled to terminate this Agreement without cause by giving sixty (90) days prior written notice to the Service Provider. Should the Service Provider’s engagement be terminated prior to completion, fees will be payable based on a pro rata basis up till the time of termination.

Confidentiality

9.	The Service Provider shall keep confidential and procure their respective employees, agents, servants and independent contractors appointed by them to keep confidential any Confidential Information disclosed by the Client and shall not use of disclose it to any person or use it for its own benefit, except for purposes of this Agreement.

Entire Agreement

10.	The parties agree that this Agreement constitutes the entire agreement between them relating to the Engagement and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral in respect of its subject matter.

11.	Each party acknowledges that it has not entered into this Agreement in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement. No party shall have any claim for innocent or negligent misrepresentation on the basis of any statement in this Agreement.

12.	Nothing in this Agreement purports to limit or exclude any liability for fraud.

Governing Law and Dispute Resolution

13.	The Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties agree to submit to the exclusive jurisdiction of the Singapore courts.

IN WITNESS WHEREOF the Parties have hereunto set their hands the day and the year first above written.

SIGNED BY	)
Long Ziyang	)	/s/ Long Ziyang
For and on behalf of	)
Republic Power Pte ltd	)
In the presence of:	)

/s/ Loi Wee Chong
Signature of witness
Name of witness: Loi Wee Chong

SIGNED BY	)
Alan Yeo	)	/s/ Alan Yeo
For and on behalf of	)
Australia Marine Services Pty Ltd	)
In the presence of:	)

/s/ Loi Wee Chong
Signature of witness
Name of witness: Loi Wee Chong

SCHEDULE 1

Project Development Milestones and Timelines.

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SCHEDULE 2

Payment Milestone, Payment Triggers and Timeline

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